As filed with the Securities and Exchange Commission on April 14, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Navitas Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	85-2560226
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3520 Challenger Street
Torrance, California 90503-1640
(Address of Principal Executive Offices) (Zip Code)

Navitas Semiconductor Corporation
2021 Equity Incentive Plan
(Full title of the plan)

Paul D. Delva
Sr. V.P., General Counsel and Secretary
Navitas Semiconductor Corporation
3520 Challenger Street
Torrance, California 90503-1640
(Name and address of agent for service)
(844) 654-2642
Telephone number, including area code, of agent for service

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

In accordance with General Instruction E to Form S-8, this registration statement is being filed to register additional securities of the same class as other securities for which a registration statement filed on Form S-8 relating to an employee benefit plan is effective. Specifically, this Form S-8 registers 6,142,817 additional shares of the registrant’s Class A Common Stock, par value $0.0001 per share (“Common Stock”), for issuance pursuant to awards under the Navitas Semiconductor Corporation 2021 Equity Incentive Plan (the “Plan”). A previous Form S-8 (SEC File No. 333-262324), filed by the registrant on January 24, 2022 (the “Prior Registration Statement”), also registered shares of Common Stock for issuance under the Plan and remains effective. Accordingly, this registration statement consists only of the facing page, this paragraph, the signature page and related legal opinion, required consents and other exhibits. Pursuant to General Instruction E, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, California, on April 14, 2023.

NAVITAS SEMICONDUCTOR CORPORATION
By:	/s/ Gene Sheridan
Gene Sheridan
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Paul D. Delva and Ron Shelton, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title
/s/ Gene Sheridan Gene Sheridan	President, Chief Executive Officer and Director (principal executive officer)	April 14, 2023
/s/ Ron Shelton Ron Shelton	Sr. V.P., Chief Financial Officer and Treasurer (principal financial and accounting officer)	April 14, 2023
/s/ Daniel Kinzer Daniel Kinzer	Chief Operating Officer, Chief Technology Officer and Director	April 14, 2023
/s/ Richard J. Hendrix Richard J. Hendrix	Director	April 14, 2023
/s/ Brian Long Brian Long	Director	April 14, 2023
/s/ David Moxam David Moxam	Director	April 14, 2023
/s/ Dipender Saluja Dipender Saluja	Director	April 14, 2023
/s/ Gary K. Wunderlich, Jr. Gary K. Wunderlich, Jr.	Director	April 14, 2023

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5.1	Opinion of Counsel
23.1	Consent of Counsel (contained in Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included on signature page)
107	Filing Fee Table